EXHIBIT 10.1

Exact name of Investor as it should appear on Stock Certificate:

OXYGEN THERAPY, INC.

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT by and between the investor named above (the “Investor”) and Oxygen Therapy, Inc., (the “Company”) a Delaware corporation with offices at 202 Lenox Ave, Unit #1, New York, NY 10026. This Subscription Agreement shall be deemed to include the attached Terms and Conditions which hereby are incorporated by reference.

A.	Aggregate Investment:	$________

	Securities:	Shares of the Company’s Common Stock, $.001 par value per share (“Shares”), coupled with warrants for the purchase of Shares at an exercise price of $1.20 per share (the “Warrants”; the Warrants and Shares collectively are sometimes referred to as the “Securities” and a single Share coupled with a Warrant is sometimes referred to as a “Unit”).

The purchase price per Unit is $1.00; and for the Minimum Investment of $100,000, the Company will issue 100,000 Shares and a Warrant to purchase $100,000 shares at an exercise price of $1.20 per Share.
B.	Address, etc.:	________________________________________
________________________________________
	Telephone:	________________________________________
	Facsimile:	________________________________________

C.	Accredited Investor Status (initial as many as apply):

_______	The Investor is a natural person whose individual net worth, or joint net worth with the Investor’s spouse, exceeds $1,000,000;

_______	The Investor is a natural person who had an individual income in excess of $200,000 in each of 2014 and 2015 or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in 2016.

_______	The Investor is a trust of which each beneficiary has an individual or joint (together with such beneficiary’s spouse) net worth in excess of $1,000,000, or (b) expects to have an annual income in 2016, and represents that such beneficiary had an annual income in each of 2014 and 2015 in excess of $200,000 (or joint annual income in excess of $300,000).

_______	The Investor is an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, a partnership or a limited liability company which has total assets in excess of $5,000,000 and which was not formed for the specific purpose of acquiring the securities offered hereby.

_______	For purposes of calculating net worth for the above representations, the value of a person’s primary residence, and the amount of indebtedness secured by such primary residence, up to the amount of such value shall be excluded from the calculation. Indebtedness secured by the residence in excess of the value of the home should be considered a liability and deducted from the person’s net worth.[1]

D.	Status as a Non-U.S. Person (initial if applicable):

_______	The Investor is not a natural person resident of the United States, partnership or corporation organized in the United States, or trust of which the trustee is a natural person resident of the United States (each of the foregoing, a “U.S. Person”), and certifies further that it is not acquiring the Securities for the account or benefit of any U.S. Person or is a U.S. Person who purchased securities in a transaction that did not require registration under the Act.

The Investor acknowledges that he or it has received and reviewed this Agreement in its entirety, including without limitation the representations and warranties set out in Section 3 below. The Investor and the Company each executes this Agreement as an instrument under seal.

1 By way of example, if a person had net assets of $1,000,000 (excluding their primary residence) and a primary residence worth $2,000,000 with a $1,000,000 mortgage, their net worth for the purposes of the above accredited investor representations would be $1,000,000 even if by other measures of net worth, the $1,000,000 net worth in the residence ($2,000,000-the $1,000,000 mortgage) would be added to the $1,000,000 in other net assets. If the mortgage were $3,000,000 rather than $1,000,000, the person would be deemed to have a net worth of $0. The $1,000,000 net worth from other assets would be reduced by the $1,000,000 excess liability in the house ($2,000,000 residence value - $3,000,000 mortgage).

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Investor (if individual)

Investor (if entity)

Print Name:

By:

Title:

OXYGEN THERAPY INC.

SIGNATURE PAGE

The Company hereby accepts this subscription subject to the terms and conditions set forth in this Agreement as of this _______ day of August, 2016.

OXYGEN THERAPY, INC.

By:
Name:	Yuval Kwintner
Title:	President

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1. Subscription. Subject to the terms and conditions of this Agreement, the Investor irrevocably subscribes for and agrees to purchase _________ Units. At Closing, the Company will issue to the Investor a certificate representing _________ Shares and a Warrant for the purchase of _________ Shares exercisable at $1.20 per share. The Investor shall pay the Purchase Price for the Securities in cash to the Company by check or wire transfer.

2. Acceptance of Subscription.

This Subscription is made subject to the following terms and conditions:

2.1. This subscription shall be deemed accepted by the Company upon execution by the Company of this Subscription Agreement.

2.2. Upon the sale by the Company to the Investor of the Securities, the Investor will receive a copy of this Subscription Agreement executed by an officer on behalf of the Company.

3. Closing. The subscription shall close upon acceptance at the sole discretion of the Company upon the receipt by the Company of Subscription Agreements (including this Agreement) to purchase an aggregate of at least $200,000 in aggregate principal amount of the Securities (the “Initial Closing”). The Company may sell additional Securities, at one or more additional closings (collectively, the “Additional Closings” and collectively with the Initial Closings, the “Closings” and each a “Closing”).

4. Representations and Warranties of the Investor. The Investor understands and acknowledges that (a) the Securities are being offered and sold under one or more of the exemptions from registration provided for in Section 4(2) or Section 3(b) of the Securities Act of 1933, as from time to time amended (the “Securities Act”), including Regulation D promulgated thereunder and, if the Investor is a Non-U.S. Person, Regulation S promulgated thereunder, and any applicable state securities laws, (b) he or it is purchasing the Securities without being offered or furnished any offering literature or prospectus other than a certain power point presentation dated August 16, 2016, copies of the Company’s charter and by-laws, a copy of the Company’s “487” Patent and documents relating to the Company’s bridge round of financing, including forms of Convertible Note and Warrant (collectively, the “Written Disclosure”) and (c) this transaction has not been reviewed or approved by the United States Securities and Exchange Commission or by any regulatory authority charged with the administration of the securities laws of any state or foreign country. The Investor also represents and warrants as follows:

4.1. Citizenship, Age and Residence. He or she is at least 21 years of age, if a natural person, and is a bona fide resident and domiciliary (not a temporary or transient resident) of the state and at the address described in Section B and has no present intention of becoming a resident of any other State or other jurisdiction.

4.2. Suitability. The Investor understands and has fully considered for purposes of this investment the risks of this investment and understands that (i) this investment is suitable only for an investor who is able to bear the economic consequences of losing his or her entire investment, (ii) the purchase of the Securities is a speculative investment which involves a high degree of risk of loss by the Investor of his or her entire investment, (iii) there are substantial restrictions on the transferability of, and there will (for the foreseeable future) be no public market for, the Securities, and accordingly, it may not be possible for an indeterminate period of time to liquidate his or her investment in the Securities (if ever). Furthermore, the Investor represents that he or she has sufficient liquid assets so that the lack of liquidity associated with this investment will not cause any undue financial difficulties or affect the ability of the Investor to provide for his or her current needs and possible financial contingencies.

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4.3. Investment Information. The Investor acknowledges that the Written Disclosure contains the views of the management of the Company, and that the analysis or presentation of the Company’s obligations and prospects, to the extent reflected therein, represents a subjective assessment about which reasonable persons could disagree.

4.4. Access to Information. The Investor, in making his, her or its decision to purchase the Securities, has relied solely upon the Investor’s independent investigations and has, if requested, been given (i) access to all material books and records of the Company; (ii) access to all material contracts and documents relating to the transaction described herein; and (iii) an opportunity to ask questions of, and to receive answers from, the appropriate executive officers and other persons acting on behalf of the Company concerning the Company and its prospects and the terms and conditions of this Offering, and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information set forth in the Written Disclosure. The Investor acknowledges that no request to the Company by the Investor for information of any kind about the Company has been refused or denied by the Company or remains unfulfilled as of the date of this Agreement.

4.5. Investment Intent. The Securities are being acquired by the Investor solely for the Investor’s own personal account, for investment purposes only, and not with a view to, or in connection with, any resale or distribution of the Securities or of the Shares issuable upon exercise of the Warrants (such Shares are referred to in this Subscription Agreement as the “Other Securities”); the Investor has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person any of the Securities or the Other Securities or any interest or rights in any of the Securities or Other Securities; the Investor has no present plans to enter into any such obligation; and the Investor understands the legal consequences of the representations and warranties made by him or her in this Agreement to mean that he or she must bear the economic risk of the investment for an indefinite period of time because neither the Securities nor the Other Securities have been registered under the Securities Act and applicable state securities laws and, therefore, cannot be sold unless they are subsequently registered under the Securities Act and applicable state securities laws (which the Company is not obligated, and has no current intention, to do) or unless an exemption from such registration becomes available.

4.6. No Distribution of Offering Materials. The Investor has not distributed the Written Disclosure to any other person or party other than Investor’s advisors; and he has not used the Written Disclosure for any purposes other than to evaluate the merits of an investment in the Company.

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4.7. Control of Funds. The Investor represents that the funds provided for this investment are the separate property of the Investor or are otherwise funds as to which the Investor has the sole right of management.

4.8. Review of Written Disclosure. The Investor has carefully read the Written Disclosure. In evaluating the suitability of an investment in the Company, the Investor has not relied upon any representations or other information (whether oral or written) other than as set forth in the Written Disclosure or as contained in any documents or answers to questions furnished by the Company.

4.9. Sophistication of Investor. The Investor either (i) has a preexisting personal or business relationship with the Company or its controlling persons, such as would enable a reasonably prudent purchaser to be aware of the character and general business and financial circumstances of the Company or its controlling persons, or (ii) by reason of his or her business or financial experience, individually or in conjunction with his or her unaffiliated professional advisors, the Investor is capable of evaluating the merits and risks of an investment in the Securities, making an informed investment decision and protecting his or her own interests.

4.10. Accuracy of Information. All of the information set forth on the cover page of this Agreement, including without limitation the Accredited Investor Status indicated as applicable to the Investor, is true and correct in all respects.

4.11. Contacts with the Company. The Investor’s initial contacts with the Company were not as a result of the Company’s filing of a registration statement on Form S-1 or on any other form for registering its shares of capital stock for sale nor was the Investor contacted by the Company in connection with the offering of securities pursuant to such registration statement. The Investor either has a pre-existing business relationship with the Company or has engaged in discussions with the Company regarding establishing a business relationship.

4.12. No Brokers. The Investor has not engaged any broker, dealer, finder, commission agent or other similar person in connection with the offer, offer for sale, or sale of the Securities and is not under any obligation to pay any broker’s fee or commission in connection with his investment.

4.13. Securities Act Compliance. The Investor understands that the easiest way to sell his or her Securities or Other Securities in the future would be to sell in an initial underwritten public offering of the Company’s securities or to a purchaser of the entire Company or its business. In the absence of a public offering or such a sale, however, the Investor may sell his or her Securities or Other Securities in compliance with various private sale exemptions under applicable securities laws. Accordingly, the Investor understands that:

a. Neither the Securities nor the Other Securities have been registered under the Securities Act, by reason of a specific exemption under the provisions of the Securities Act which depends in part upon the investment intent and the representations and warranties of the Investor made in this Agreement.

b. In issuing the Securities to the Investor, the Company is relying upon these representations and warranties.

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c. Any routine sales of the Securities or Other Securities in reliance upon Rule 144 under the Securities Act (if the provisions of such Rule should then be available as to the Securities or Other Securities) can be made only after the holding period specified in the Rule, in limited amounts, and in accordance with all the terms and conditions of that Rule.

d. In the case of securities to which Rule 144 is not applicable, compliance with Regulation A under the Securities Act or some other exemption will be required.

e. Rule 144 is not now available with respect to the Securities or the Other Securities.

f. The Company is under no obligation to register the Securities or the Other Securities or to comply with Regulation A or any other exemption under the Securities Act or to supply any information necessary to permit routine sales under Rule 144.

g. The Company may, if it so desires permit the transfer of the Securities or the Other Securities and of all securities issued in exchange therefore only when such Securities or Other Securities are the subject of an effective registration statement under the Securities Act or when the Company has received an opinion of counsel that such registration is not required under the Securities Act. The Investor agrees to furnish such documentation and undertakings as the Company and its counsel may reasonably require in connection with any such opinion, whether under Rule 144 or some specific exemption under the Act.

h. The Company may place certain legends on the Securities or the certificate(s) for the Other Securities as required by applicable laws, including a legend in form substantially as follows and, with respect to Securities or Other Securities issued to Investors who are not U.S. Persons a legend referencing transfer restrictions applicable to the Securities or Other Securities issued pursuant to Regulation S:

[This Warrant] [The securities represented by this certificate] have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state securities laws and none of such securities, nor any interest therein, may be sold, transferred, assigned, made the subject of any security interest, or otherwise disposed of, without an effective registration statement for such securities under the Act and applicable state securities laws, or an opinion of counsel in form and substance satisfactory to the Company that registration is not required under the Act or such state securities laws.

i. If the Investor is not a U.S. Person, the Investor shall only resell the Shares of the Other Securities in accordance with the provisions of Regulation S promulgated under the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration.

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5. Representations and Warranties of the Company.

The Company hereby represents and warrants to the Investor:

5.1. Organization, Qualifications and Corporate Power.

a. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. The Company has the full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own or lease and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, and other transaction documents contemplated hereby and thereby, and to issue, sell and deliver the Securities and the Other Securities.

b. The Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock or other equity interest of any other corporation or (B) any participating or other equity interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

5.2. Authorization of Agreements, Etc.

a. The execution and delivery by the Company of this Agreement and related transaction documents, the performance by the Company of its obligations hereunder and thereunder, and the issuance, sale and delivery of the Securities and the Other Securities have been duly authorized by all requisite corporate action and will not violate any provision of law, ordinance, rule or regulation applicable to the Company or its property or business, or any order, judgment or decree of any court or other agency, administrative body or other governmental body, the Articles of Incorporation of the Company, as amended (the “Charter”) or the By-laws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

b. The Securities and the Other Securities have been duly authorized and, when issued in accordance with this Agreement, the Conversion Shares will be validly issued, fully paid and non-assessable shares of the capital stock, of the Company, with no personal liability attaching to the ownership thereof, and will be free and clear of all liens, charges, restrictions, claims and encumbrances of any kind.

5.3. Validity. This Subscription Agreement and the related transaction documents have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

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5.4. Authorized Capital Stock. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share. Other than: (a) 22,250,000 shares of common stock currently outstanding and held beneficially and of record by the founders of the Company and (b) shares of capital stock issuable upon conversion of outstanding Convertible Notes and the exercise of outstanding warrants, and (c) Shares issuable upon exercise of Warrants issued to the Investor and other Investors investing in the Company on the same terms, (i) no person owns of record or is known to the Company to own beneficially any share of the Company’s capital stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding, (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities or any evidence of indebtedness or asset.

5.5. Litigation; Compliance with Law.

a. There is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company’s knowledge, threatened against or affecting the Company or any of its properties or assets, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise, or (iii) governmental inquiry pending or, to the best of the Company’s knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and there is no basis for any of the foregoing. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, prospects, financial condition, operations, property or affairs. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others. The Company has complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, and the Company has been operating its business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations. There is no existing law, rule, regulation or order, and the Company after due inquiry is not aware of any proposed law, rule, regulation or order, whether Federal, state, county or local, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

5.6. Proprietary Information of Third Parties. No third party has claimed or has reason to claim that the Company or any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or nondisclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the best of the Company’s knowledge, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation.

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5.7. Title to Properties. The Company has good, clear and marketable title to its properties and assets, and all such properties and assets (including the Intellectual Property) are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances (including without limitation, easements and licenses), except for liens for or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company and its subsidiaries, including without limitation, the ability of the Company to secure financing using such properties and assets as collateral.

5.8. Other Agreements. The Company is not a party to or otherwise bound by any written or oral contract or instrument or other restriction with any of the shareholders of the Company which affects the capitalization or ownership of the Company.

5.9. Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any person).

5.10. Governmental Approvals. Subject to the accuracy of the representations and warranties of the Investor set forth in Section 4, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, or the related transaction documents or the issuance, sale and delivery of the Securities or the Other Securities.

5.11. Offering of the Securities. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Securities or any security of the Company similar to the Securities has offered the Securities or any such similar security for sale to, or solicited any offer to buy the Securities or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with Securities under the Securities Act or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Securities to the registration provisions of the Securities Act.

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6. Miscellaneous.

6.1. Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or first class mail, postage prepaid or express overnight courier service, to the address set forth on the cover page hereof.

6.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, excluding its conflicts of laws rules.

6.3. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may be amended or superseded only by a writing executed by the parties.

7. Continuing Effect of Representations, Warranties and Acknowledgments. The Investor and the Company agree that the representations and warranties of Section 4 and Section 5, respectively, are true and accurate as of the date of this Subscription Agreement and shall be true and accurate as of the date of delivery to and acceptance by the Company of this Subscription Agreement, and shall survive such delivery and acceptance. If in any respect such representations, warranties and acknowledgements shall not be true and accurate prior to such delivery and acceptance, the Investor or the Company, as the case may be, shall give immediate written notice of such fact to the Company or the Investor, specifying which representations and warranties and acknowledgements are not true and accurate and the reasons therefore.

8. Indemnification. The Investor understands the meaning and legal consequences of Investor’s representations and warranties contained in Section 4, and agrees to indemnify and hold harmless the Company, its officers or any of its directors, affiliates, controlling shareholders, counsel, agents, or employees from and against any and all loss, damage or liability (including costs and reasonable attorneys’ fees due to or arising out of a breach of any representation, warranty or acknowledgment of the Investor contained in this Agreement; and the Company understands the meaning and legal consequences of its representations and warranties contained in Section 5 of this Agreement and in the other documents and agreements executed by the Company as contemplated by the transactions described in this Agreement, and agrees to indemnify and hold harmless the Investor, its officers or any of its directors, affiliates, controlling shareholders, counsel, agents or employees from and against any and all loss, damage or liability (including costs and reasonable attorneys’ fees) due to or arising out of a breach of any representation, warranty or acknowledgment of the Company contained herein or therein.

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Investor (if individual)

Print Name:

Investor (if entity)

Print Name:

By:

Title:

PAYMENT INSTRUCTIONS:

Please submit this signed agreement with payment. Investor may send funds in the form of check, money order or bank wire. Wiring instructions are as follows:

PAYMENT BY BANK WIRE TO:

Please make reference to “Oxygen Therapy, Inc.”

Bank Name:	Bank of America

Escrow Account Name:	Oxygen Therapy Inc.

Account Number:	0046 6564 6591

ABA Wire Payment Number:	026009593

Swift Code:	BOFAUS3N

Branch Addresses:	Bank of America
235 Needham St.
Newton MA, 02464

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PAYMENT BY CHECK OR MONEY ORDER:

Investor will send check or money order payable to Oxygen Therapy, Inc. to the following address:

Oxygen Therapy, Inc.

Investor may contact the Company directly at (617)-510 2539 or by email: david.platt@otipharma.com

The contact person is David Platt.

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